                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                  __________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 DEPOMED, INC.
           ________________________________________________________
            (Exact name of registrant as specified in its charter)



               California                                    94-3229046
________________________________________________________________________________
 (State of incorporation or organization)                 (I.R.S. employer
                                                        identification no.)



               1170 B Chess Drive, Foster City, California 94404
________________________________________________________________________________
                   (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:



                                                 Name of Each Exchange on
Title of Each Class To Be So Registered    Which Each Class Is To Be Registered
----------------------------------------   ------------------------------------
Common Stock                               American Stock Exchange
Common Stock Purchase Warrants             American Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:


     None.

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to page 43 of the preliminary prospectus contained in Registrant's Registration Statement on Form SB-2 filed with the Commission on April 18, 1997 (Reg. No. 333-25445) (the "SB-2 Registration Statement").

Item 2.   Exhibits
          --------

          The following exhibits are filed as a part of this registration statement:

          1.1/(1)/  Specimen Common Stock Certificate;

          1.2/(1)/  Specimen Warrant Certificate;

          2.1/(2)/ Registrant's Third Amended and Restated Articles of Incorporation;

          2.2/(3)/  Registrant's Bylaws; and

          2.3/(1)/  Form of Warrant Agency Agreement.


                                 SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  June 17, 1997          DEPOMED, INC.



                              By:   /S/ JOHN F. HAMILTON
                                    --------------------
                                    John F. Hamilton
                                    Vice President, Finance,
                                    Chief Financial Officer

------------------

/(1)/ To be filed by Amendment.
/(2)/ Incorporated by reference to Exhibit 3.1 of the SB-2 Registration
      Statement.
/(3)/ Incorporated by reference to Exhibit 3.3 of the SB-2 Registration
      Statement.

                                      -2-